                                                                    EXHIBIT 99.2


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made by and between STERLING BANCSHARES, INC., a Texas corporation ("Company") and GEORGE MARTINEZ ("Executive").

                                   WITNESSETH:

         WHEREAS, Company is desirous of continuing Executive's employment as a senior executive of Company and its wholly owned subsidiary, STERLING BANK, a banking association chartered by the State of Texas (the "Bank"), on the terms and conditions, and for the consideration, hereinafter set forth and Executive is desirous of continuing his employment by Company on such terms and conditions and for such consideration; and

         WHEREAS, references herein to Executive's employment by Company shall also mean his employment by Bank, and references herein to payments or benefits of any nature to be made by Company to Executive shall mean that either Company will make such payments or it will cause Bank to make such payments to Executive.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, Company and Executive agree as follows:

                        ARTICLE 1: EMPLOYMENT AND DUTIES

         1.1 EMPLOYMENT; EFFECTIVE DATE. Company agrees to employ Executive and Executive agrees to be employed by Company, beginning as of the Effective Date (as hereinafter defined) and continuing for the period of time set forth in
Article 2 of this Agreement, subject to the terms and conditions of this Agreement. For purposes of this Agreement, the "Effective Date" shall be January 1, 2002.

         1.2 POSITION.

                  (a) From and after the Effective Date, Company shall employ Executive in the capacity of Chairman of both the Company and of the Bank, or in such other positions as the parties mutually may agree.

                  (b) At all times during the term of this Agreement, the Company shall use commercially reasonable efforts to cause Executive to be elected a director of the Company and the Bank and to serve on the Executive Committee of the Bank. If elected, Executive agrees to serve as a director of the Company, the Bank and any one or more of the Company's subsidiaries and to serve on the Executive Committee of the Bank.

         1.3 DUTIES AND SERVICES. Executive agrees to serve in the capacities referred to in paragraph 1.2 and to perform diligently and to the best of his abilities the duties and services appertaining to such offices, as well as such additional duties and services appropriate to such offices which the parties mutually may agree upon from time to time. Executive's employment shall also be subject to the policies maintained and established by Company, as the same may be amended from time to time.


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         1.4 OTHER INTERESTS. Executive agrees, during the period of his employment by Company, to devote his primary business time, energy and best efforts to the business and affairs of Company and Bank and not to engage, directly or indirectly, in any other business or businesses, whether or not similar to that of Company, except with the consent of the Board of Directors of Company (the "Board of Directors"). However, Executive shall be entitled to continue his involvement with Chrysalis Partners, L.L.P., ("Chrysalis") which includes consulting, coaching, teaching courses, publishing books and other activities related to Chrysalis. Furthermore, Executive shall have the right to participate in the following activities so long as they do not conflict with the business and affairs of Company or interfere with Executive's performance of his duties hereunder: (i) engaging in and managing passive personal investments and other business activities, and (ii) serving on civic, religious, educational and/or charitable boards or committees.

                 ARTICLE 2: TERM AND TERMINATION OF EMPLOYMENT

         2.1 TERM. Unless sooner terminated pursuant to other provisions hereof, Company agrees to employ Executive for the period beginning on the Effective Date and ending on December 31, 2006 (the "Employment Term").

         2.2 COMPANY'S RIGHT TO TERMINATE. Notwithstanding the provisions of paragraph 2.1, Company shall have the right to terminate Executive's employment under this Agreement at any time for any of the following reasons:

                  (i) upon Executive's death;

                  (ii) upon Executive's becoming incapacitated by accident, sickness or other circumstance which renders him mentally or physically incapable of performing the duties and services required of him hereunder on a full-time basis for a period of at least 180 consecutive days, at which time the Executive would be entitled to benefits under the Company's Long Term Disability Plan;

                  (iii) for cause, which for purposes of this Agreement shall mean Executive (A) has engaged in gross negligence or willful misconduct in the performance of the duties required of him hereunder,
         (B) has been convicted of a misdemeanor involving moral turpitude or convicted of a felony, (C) has willfully refused without proper legal reason to perform the duties and responsibilities required of him hereunder, (D) has materially breached any corporate policy or code of conduct established by Company, or (E) has willfully engaged in conduct that he knows or should know is materially injurious to Company or any of its affiliates;

                  (iv) for Executive's material breach of any material provision of this Agreement which, if correctable, remains uncorrected for 30 days following written notice to Executive by Company of such breach; or

                  (v) for any other reason whatsoever, in the sole discretion of the Board of Directors.

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         2.3 EXECUTIVE'S RIGHT TO TERMINATE. Notwithstanding the provisions of paragraph 2.1, Executive shall have the right to terminate his employment under this Agreement at any time for any of the following reasons:

                  (i) a material breach by Company of any material provision of this Agreement which, if correctable, remains uncorrected for 30 days following written notice of such breach by Executive to Company; or

                  (ii) for any other reason whatsoever, in the sole discretion of Executive.

         2.4 NOTICE OF TERMINATION. If Company or Executive desires to terminate Executive's employment hereunder at any time prior to expiration of the Employment Term as provided in paragraph 2.1, it or he shall do so by giving written notice to the other party that it or he has elected to terminate Executive's employment hereunder and stating the effective date and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder, including, without limitation, the provisions of Articles 4 and 5 hereof.

                      ARTICLE 3: COMPENSATION AND BENEFITS

         3.1 BASE SALARY. During the Employment Term, Executive shall receive an annual base salary of $250,000 ($20,833.33 per month). Executive's annual base salary shall be paid in equal installments in accordance with Company's standard policy regarding payment of compensation to executives but no less frequently than monthly. The Human Resources Program Committee of the Company (the "HR Committee") shall review the Executive's Base



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Salary on an annual basis and may recommend to the Board of Directors an increase in the Base Salary if it determines, in its discretion, that an increase is appropriate. For purposes of this Agreement, "Base Salary" shall mean the Executive's initial base salary and, if increased, the increased base salary.

         3.2 BONUSES. During the term of this Agreement, Executive shall be entitled to receive quarterly bonuses in the same manner as such bonuses are now, or may hereafter be, paid to other executive employees of the Company.

         3.3 LIFE INSURANCE. During the term of this Agreement, Executive shall be entitled to life insurance benefits in the same manner as such life insurance benefits are now, or may hereafter be, available to other executive employees of the Company.

         3.4 OTHER PERQUISITES. During his employment hereunder, Executive shall be afforded the following benefits as incidents of his employment:

                  (a) BUSINESS AND ENTERTAINMENT EXPENSES. Subject to Company's standard policies and procedures with respect to expense reimbursement as applied to its executive employees generally, Company shall reimburse Executive for, or pay on behalf of Executive, reasonable and appropriate expenses incurred by Executive for business related purposes, including dues and fees to industry and professional organizations and costs of entertainment and business development.

                  (b) OTHER COMPANY BENEFITS. Executive and, to the extent applicable, Executive's spouse, dependents and beneficiaries, shall be allowed to participate in all benefits, plans and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of Company. Such benefits, plans and programs may include, without limitation, pension benefit plans, health insurance or health care plan, disability insurance, supplemental retirement plans, vacation and sick leave benefits, and the like. Company shall not, however, by reason of this paragraph be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such benefit plan or program, so long as such changes are similarly applicable to executive employees generally.

                      ARTICLE 4: CONFIDENTIAL INFORMATION

         4.1 In the Executive's position with the Company and the Bank, the Company has previously (i) disclosed to Executive, and placed Executive in a position to have access to or develop, trade secrets or confidential information of the Company or its affiliates, (ii) entrusted Executive with business opportunities of the Company or its affiliates, and/or (iii) placed Executive in a position to develop goodwill on behalf of Company or its affiliates. Executive acknowledges that in his position with the Company and the Bank, the Company shall continue to (i) disclose to Executive, or place Executive in a position to have access to or develop, additional and subsequent trade secrets or confidential information of Company or its affiliates, (ii) entrust Executive with future business opportunities of Company or its affiliates, and/or (iii) place Executive in a position to develop business goodwill on behalf of Company or its affiliates. Executive recognizes and acknowledges that Executive has had, and will continue to



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have, access to certain information of Company and that such information is confidential and constitutes valuable, special and unique property of Company. Executive shall not at any time, either during or subsequent to the term of employment with Company, disclose to others, use, copy or permit to be copied, except in pursuance of Executive's duties for and on behalf of Company, its affiliates and their respective successors, assigns or nominees, any Confidential Information of Company (regardless of whether developed by Executive) without the prior written consent of Company. In the event Executive becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, regulatory demand or other similar process) to disclose any Confidential Information, the Executive will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Article 4. In the event that a protective order or other remedy is not obtained, or the Company waives compliance with the provisions of this Article 4, the Executive will furnish only that portion of the Confidential Information which is legally required and exercise reasonable best efforts to obtain assurances that confidential treatment will be accorded the Confidential Information. The term "Confidential Information" means any secret or confidential information or know-how and shall include, but shall not be limited to, the plans, customers, costs, prices, uses, corporate opportunities, research, financial data, evaluations, prospects, and applications of products and services, results of investigations or studies owned or used by Company, and all apparatus, products, processes, compositions, samples, formulas, computer programs, computer hardware designs, computer firmware designs, and servicing, marketing or manufacturing methods and techniques at any time used, developed, investigated, made or sold by Company, before or during the term of employment with Company, that are not readily available to the public or that are maintained as confidential by Company. Executive shall maintain in confidence any Confidential Information of third parties received as a result of Executive's employment with Company in accordance with Company's obligations to such third parties and the policies established by Company.

                     ARTICLE 5: NON-COMPETITION OBLIGATIONS

         5.1 IN GENERAL. As part of the consideration for the compensation and benefits to be paid to Executive hereunder; to protect the Confidential Information of Company and its affiliates that has been and will in the future be disclosed or entrusted to Executive, the business goodwill of Company and its affiliates that has been and will in the future be developed in Executive, and the business opportunities that have been and will in the future be disclosed or entrusted to Executive by Company and its affiliates; and as an additional incentive for Company to enter into this Agreement, Company and Executive agree to the non-competition obligations hereunder. Executive shall not, directly or indirectly for Executive or for others, in any geographic area or market where Company, Bank or any of its banking affiliates are conducting any banking business as of the date of the termination of the employment relationship or have during the previous twelve months conducted such banking business:

                  (i) engage in any business competitive with the banking business conducted by Company, Bank or its banking affiliates;

                  (ii) render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any banking business



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


         competitive with the banking business conducted by Company, Bank or its banking affiliates with respect to such competitive business;

                  (iii) own, manage, operate, control, invest or acquire an equity interest in any entity engaged in or conducting any banking business competitive with the banking business conducted by the Company, Bank or its banking affiliates;

                  (iv) request or induce any customer, depositor or borrower of the Company, Bank or any of its banking affiliates, or any other person which has a business relationship with the Company, Bank or any of its banking affiliates to curtail, cancel or otherwise discontinue its business or relationship with the Company, Bank or any of its banking affiliates; or

                  (v) induce any employee of Company or any of its affiliates to terminate his or her employment with Company or such affiliates, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Company.

These non-competition obligations shall apply during the period that Executive is employed by Company and shall extend two years after termination of the employment relationship if such termination is by Company pursuant to paragraph 2.2(iii) or (iv) or by Executive pursuant to paragraph 2.3(ii). These non-compete obligations shall extend for one year after the end of Executive's employment by Company if terminated in any manner other than pursuant to paragraph 2.2(iii) or (iv) or by Executive pursuant to paragraph 2.3(ii).

Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit Executive from acquiring or holding any issue of stock or securities of any entity that has securities registered under Section 12 of the Securities Exchange Act of 1934 and either listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. so long as (i) Executive is not deemed to be an "affiliate" of such entity as such term as used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933 and (ii) Executive and members of his immediate family do not own or hold more than three percent (3%) of any voting securities of any such entity.

         5.2 ENFORCEMENT AND REMEDIES. Executive understands that the restrictions set forth in paragraph 5.1 may limit Executive's ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Executive will receive sufficiently high remuneration and other benefits under this Agreement to justify such restriction. Executive acknowledges that money damages would not be sufficient remedy for any breach of this Article 5 by Executive, and Company shall be entitled to enforce the provisions of this Article by terminating all compensation and benefits hereunder (other than all accrued and unpaid Base Salary through the date such action is taken by the Company) and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 5, but shall be in addition to all remedies available at law or in equity to Company, including without limitation, the recovery of damages from Executive and Executive's agents involved in such breach and remedies available to Company pursuant to other agreements with Executive.



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         5.3 REFORMATION. It is expressly understood and agreed that Company and
Executive consider the restrictions contained in this Article to be reasonable and necessary to protect the proprietary information of Company. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

                ARTICLE 6: EFFECT OF TERMINATION ON COMPENSATION

         6.1 BY EXPIRATION. If Executive's employment hereunder shall terminate upon expiration of the Employment Term provided in paragraph 2.1 hereof, then all compensation and all benefits to Executive hereunder shall terminate contemporaneously with termination of his employment except to the extent benefits continue pursuant to the specific terms of any plan or program.

         6.2 BY COMPANY. If Executive's employment hereunder shall be terminated by Company prior to expiration of the Employment Term provided in paragraph 2.1, then, upon such termination, all compensation and benefits to Executive hereunder shall, except as otherwise provided herein, terminate contemporaneously with the termination by Company of such employment (except to the extent benefits continue pursuant to the specific terms of any plan or program); provided, however, that if such termination shall be for any reason other than those encompassed by paragraphs 2.2(i), (ii), (iii), or (iv), then Company shall (i) pay Executive the Termination Payments and (ii) provide Executive with Continuation Benefits. For purposes of this Agreement, (A) the term "Termination Payments" shall mean continuation of Executive's annual base salary as provided in paragraph 3.1 and continuation of Executive's bonuses as provided in paragraph 3.2 at the average percentage of annual base salary paid to Executive within the two-year period preceding his termination of employment with Company, as if he had remained employed by Company through December 31, 2006, and (B) the term "Continuation Benefits" shall mean continued coverage under Company's medical and dental plans and life insurance for Executive and his dependents (including his spouse) who were covered under such plans and insurance on the day prior to Executive's termination of employment with Company as if he had remained employed by Company through December 31, 2006 (provided, however, that (1) such coverage shall terminate if and to the extent Executive becomes eligible to receive medical, dental and life insurance coverage from a subsequent employer (and any such eligibility shall be promptly reported to Company by Executive), (2) if Executive (and/or his spouse) would have been entitled to retiree medical, dental, and/or life insurance coverage under Company's plans had he voluntarily retired on the date of such termination, then such coverage's shall be continued as provided under such plans, and (3) in the event that continued participation in any such Company plan is for whatever reason impermissible, Company shall arrange upon comparable terms benefits substantially equivalent to those that may not be so provided under the plan maintained by Company). Notwithstanding the preceding provisions of this paragraph 6.2, as a condition to the receipt of any Termination Payments and/or Continuation Benefits pursuant to this paragraph 6.2, Executive must first execute a release agreement, in a form mutually acceptable to Executive and Company, which shall release Company, its affiliates and their officers, directors, employees and agents from any and all claims and from any and all causes of action of any kind or character, including but not limited to all claims or causes of



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action arising out of Executive's employment with Company and the termination of such employment. "Continuation Benefits" shall mean continued coverage under Company's medical and dental plans and life insurance for Executive and his dependents (including his spouse) who were covered under such plans and insurance on the day prior to Executive's termination of employment with Company as if he had remained employed by Company through December 31, 2006 (provided, however, that (1) such coverage shall terminate if and to the extent Executive becomes eligible to receive medical, dental and life insurance coverage from a subsequent employer (and any such eligibility shall be promptly reported to Company by Executive), (2) if Executive (and/or his spouse) would have been entitled to retiree medical, dental, and/or life insurance coverage under Company's plans had he voluntarily retired on the date of such termination, then such coverage's shall be continued as provided under such plans, and (3) in the event that continued participation in any such Company plan is for whatever reason impermissible, Company shall arrange upon comparable terms benefits substantially equivalent to those that may not be so provided under the plan maintained by Company). Notwithstanding the preceding provisions of this paragraph 6.2, as a condition to the receipt of any Termination Payments and/or Continuation Benefits pursuant to this paragraph 6.2, Executive must first execute a release agreement, in a form mutually acceptable to Executive and Company, which shall release Company, its affiliates and their officers, directors, employees and agents from any and all claims and from any and all causes of action of any kind or character, including but not limited to all claims or causes of action arising out of Executive's employment with Company and the termination of such employment.

         6.3 BY EXECUTIVE. If Executive's employment hereunder shall be terminated by Executive prior to expiration of the Employment Term provided in paragraph 2.1, then, upon such termination, regardless of the reason therefor, all compensation and benefits to Executive hereunder shall terminate contemporaneously with the termination of such employment (except to the extent benefits continue pursuant to the specific terms of any plan or program); provided, however, that if such termination shall be pursuant to paragraph 2.3(i), then Company shall (i) pay Executive, within 10 days after the last day of Executive's employment with Company, a lump sum cash payment in an amount equal to the Termination Payment and (ii) provide Executive with Continuation Benefits.

         6.4 NO DUTY TO MITIGATE LOSSES. Executive shall have no duty to find new employment following the termination of his employment under circumstances which require Company to pay any amount to Executive pursuant to this Article 6. Any salary or remuneration received by Executive from a third party for the providing of personal services (whether by employment or by functioning as an independent contractor) following the termination of his employment under circumstances pursuant to which this Article 6 apply shall not reduce Company's obligation to make a payment to Executive (or the amount of such payment) pursuant to the terms of this Article 6.

         6.5 LIQUIDATED DAMAGES. In light of the difficulties in estimating the damages for an early termination of this Agreement, Company and Executive hereby agree that the payments, if any, to be received by Executive pursuant to this
Article 6 shall be received by Executive as liquidated damages.



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         6.6 INCENTIVE AND DEFERRED COMPENSATION. This Agreement governs the rights and obligations of Executive and Company with respect to Executive's base salary, bonus, life insurance and certain prerequisites of employment. Executive's rights and obligations both during the term of his employment and thereafter with respect to stock options, restricted stock, and incentive and deferred compensation shall be governed by the separate agreements, plans and other documents and instruments governing such matters.

         6.7 PREEMPTIVE CONSIDERATIONS. Notwithstanding anything to the contrary set forth herein:

                  (a) If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Company's or Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)), the Company's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (i) pay the Executive all or part of the compensation withheld while this Agreement's obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                  (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Company's or Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

                            ARTICLE 7: MISCELLANEOUS

         7.1 NOTICES. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         IF TO COMPANY TO:      Human Resources Programs Committee
                                Sterling Bancshares, Inc.
                                2550 North Loop West, Suite 600
                                Houston, Texas 77092

         IF TO EXECUTIVE TO:    George Martinez
                                c/o Sterling Bank
                                2550 North Loop West, Suite 600
                                Houston, Texas 77092

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         7.2 APPLICABLE LAW. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

         7.3 NO WAIVER. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         7.4 SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

         7.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         7.6 WITHHOLDING OF TAXES AND OTHER EMPLOYEE DEDUCTIONS. Company may withhold from any benefits and payments made pursuant to this Agreement all federal, state, city and other taxes as may be required pursuant to any law or governmental



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regulation or ruling and all other normal employee deductions made with respect to Company's employees generally.

         7.7 HEADINGS. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

         7.8 GENDER AND PLURALS. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.

         7.9 AFFILIATE. As used in this Agreement, the term "affiliate" shall mean any entity which owns or controls, is owned or controlled by, or is under common ownership or control with, Company.

         7.10 SUCCESSOR OBLIGATIONS. This Agreement shall be binding upon and inure to the benefit of Company and any successor of Company, by merger or otherwise.

         7.11 ASSIGNMENT. Except as provided in paragraph 7.10, this Agreement, and the rights and obligations of the parties hereunder, are personal and neither this Agreement, nor any right, benefit, or obligation of either party hereto, shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

         7.12 TERM. This Agreement has a term co-extensive with the Employment Term provided in paragraph 2.1. Termination shall not affect any right or obligation of any party which is accrued or vested prior to such termination. Without limiting the scope of the preceding sentence, the provisions of Articles 4 and 5 shall survive any termination of the employment relationship and/or of this Agreement.

         7.13 ENTIRE AGREEMENT. Except as provided in (i) the written benefit plans and programs referenced in paragraphs 3.5(ii) and 6.6; and (ii) any signed written agreement contemporaneously or hereafter executed by Company and Executive, this Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to employment of Executive by Company. Without limiting the scope of the preceding sentence, all prior understandings and agreements among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by the party to be charged.







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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 31st day of October, 2001, to be effective as of the Effective Date.

                                           STERLING BANCSHARES, INC.


                                           BY: /s/ J. DOWNEY BRIDGWATER
                                              --------------------------------
                                               J. Downey Bridgwater, President

                                                                   "COMPANY"



                                           BY: /s/ GEORGE MARTINEZ
                                              --------------------------------
                                               George Martinez

                                                                   "EXECUTIVE"



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